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                                                                    Exhibit 99.2

FOR IMMEDIATE RELEASE:                      Contact: Terry Badger
                                            Director of Communications
                                            210.308.1221
                                            tbadger@usfunds.com



             U.S. GLOBAL INVESTORS ANNOUNCES SHAREHOLDER APPROVAL
       OF SECOND AMENDMENT TO ITS ARTICLES AND RESULTING CASH DIVIDEND

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SAN ANTONIO--February 22, 2007--U.S. Global Investors, Inc. (NASDAQ: GROW)
today announced that its shareholders have approved the second proposed amendment to its Articles of Incorporation, which modifies the relative dividend and liquidation preference rights of the different classes of common stock and permits conversion of Class C Common Stock to Class A Common Stock announced on November 8, 2006.

As a result of the approval of both proposals contained in the definitive proxy statement, shareholders of record on March 19, 2007, will receive a special cash dividend of $0.25 per share based on the number of post-split shares held, which will be paid on March 29, 2007.

"We thank our shareholders for their loyalty and support with this massive undertaking to reach and educate our shareholders," said Frank Holmes, CEO and chief investment officer at U.S. Global Investors. "We were persistent in this effort, and going forward, we will be equally persistent and determined in building our company."

In addition to the dividend, anyone who holds shares at the end of the business day on March 19, 2007, will also receive one additional share of Class A Common Stock, par value $0.025 per share, for every outstanding share of Class A Common Stock and one additional share of Class C Common Stock, par value $0.025 per share, for every outstanding share of Class C Common Stock held on March 19, 2007, as announced yesterday.

The additional shares resulting from the stock split and the cash dividend are expected to be distributed by the company's transfer agent, Bank of New York, on March 29, 2007. U.S. Global expects that the "ex-distribution date", when its Common Stock will begin trading on NASDAQ on a split-adjusted basis, will be March 30, 2007.

About U.S. Global Investors, Inc.
---------------------------------
U.S. Global Investors, Inc. (www.usfunds.com) is a registered investment adviser that focuses on profitable niche markets around the world. Headquartered in San Antonio, Texas, the company offers financial solutions and provides transfer agency and other services to U.S. Global Investors Funds and U.S. Global Accolade Funds.

With an average of $4.74 billion in assets under management in the quarter ended December 31, 2006, U.S. Global Investors manages domestic and offshore funds offering a variety of investment options, from emerging markets to money markets. In


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general, trends in the assets under management are the critical drivers of revenue and earnings trends.

A number of mutual funds managed by U.S. Global Investors were recently listed in Money magazine among the top performers in total return for the 1-, 3- and 5-year periods as of December 31, 2006. In addition, three of the funds managed by the company are the current Lipper Fund Award winners for consistent performance for the three-year period ended December 31, 2005, in their respective categories.

This news release includes forward-looking statements concerning the Company. These may include statements of plans or objectives for future operations, statements about future economic performance or assumptions or estimates. The accuracy of these forward-looking statements is subject to a wide range of business risks and changes in circumstances that are described in our reports that are filed from time to time with the Securities and Exchange Commission. Actual results and outcomes often differ from expectations.

The Lipper Fund Award selection process began with Lipper calculating a Consistent Return score for each fund for the three-year time period as of December 31, 2005. Consistent Return is a quantitative metric that incorporates two characteristics: risk-adjusted return, and the strength of the fund's performance trend. The top-scoring Consistent Return fund within each classification received the awards. (Certificates are also awarded to the top funds over the 5-year and 10-year periods). Although Lipper makes reasonable efforts to ensure the accuracy and reliability of the data contained herein, the accuracy is not guaranteed by Lipper. Users acknowledge that they have not relied upon any warranty, condition, guarantee, or representation made by Lipper. Any use of the data for analyzing, managing, or trading financial instruments is at the user's own risk. This is not an offer to buy or sell securities.

All opinions expressed and data provided are subject to change without notice. Some of these opinions may not be appropriate to every investor.